Exhibit K

THIS DEED OF RELEASE is made on December 29, 2016 by and between:

ATG GLOBAL MANAGEMENT L.P., a partnership formed in the Cayman Islands, whose registered office is at Intertrust Cayman, PO Box 1034, 4th floor Harbour Place, 103 South Church Street, Grand Cayman, Cayman Islands, KY1-1102 (the “Chargee”);

IN FAVOUR OF:

                     (the “Chargor”).

WHEREAS:

(1)	By a Share Charge between the Chargee and the Chargor dated November 16, 2012 (the “Share Charge”), the Chargor mortgaged and charged the Charged Shares (as defined in the Share Charge) in , a company duly incorporated and existing under the laws of British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Company”), to the Chargee to secure the Secured Obligations (as defined in the Share Charge) due, owing or payable by the Company to the Chargee.

(2)	The Secured Obligations (including the principal and all accrued interest), in the amount of $ , have been repaid in full by the Company to the Chargee as of the date hereof.

(3)	The Chargor has requested and the Chargee has agreed to release the security interest created by the Share Charge.

NOW THIS DEED WITNESSES THAT:

1.	RELEASE

The Chargee hereby:

(a)	RELEASES AND DISCHARGES the Chargor from all its present and future liabilities and obligations under the Share Charge; and

(b)	RELEASES AND/OR DISCHARGES AND/OR REASSIGNS unto the Chargor the Charged Shares and all and any other subject matter expressed to be charged, mortgaged and/or assigned by the Chargor to the Chargee pursuant to the Share Charge absolutely, unconditionally and irrevocably freed and discharged of and from the Share Charge.

2.	RETURN OF DOCUMENTS

The Chargee shall forthwith return to the Chargor all documents delivered to the Chargee pursuant to or in connection with the Share Charge (including, without limitation, any original share certificate(s), and blank, signed and undated instruments of transfer).

3.	FURTHER ASSURANCE

The Chargee agrees to, take such further action and enter into such further documentation as may be required to remove the notation from the register of members of the Company, and otherwise give effect to the releases granted in this Deed.

4.	COUNTERPARTS

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

5.	GOVERNING LAW

This Deed shall be governed by and construed in accordance with the laws of the British Virgin Islands.

IN WITNESS WHEREOF this Deed has been duly executed and is intended to be and is hereby delivered on the day and year first above written.

CHARGEE

EXECUTED AS A DEED by	)
ATG GLOBAL MANAGEMENT L.P.	)
)
)
)
Name:
Title:

In the presence of:

Name:

[Signature Page to Deed of Release]

CHARGOR

EXECUTED AS A DEED by	)
)
)
)
Name:

In the presence of:

Name:

[Signature Page to Deed of Release]